Exhibit 99.1

Tobira Therapeutics Completes Financing and Merger with Regado Biosciences

Newly NASDAQ-Listed TBRA Has Approximately $70 Million to Complete NASH Phase 2b Study and Build Multi-Indication Platform with Cenicriviroc

Conference Call Scheduled for Thursday, May 7th at 5:00 p.m. EDT

SOUTH SAN FRANCISCO, California – May 4, 2015 - Tobira Therapeutics, Inc. (NASDAQ: TBRA), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel treatments for liver and immuno-inflammatory diseases, announced today the completion of its merger with Regado Biosciences, Inc. (NASDAQ: RGDO, through May 4). In conjunction with the closing of the merger, Tobira raised $40 million of common stock from a combination of new investors and all current Tobira institutional investors, including the previously announced $13 million in debt that converted to common stock in this closing. Together with approximately $33 million net cash on Regado’s balance sheet, the combined company has approximately $70 million in cash to advance clinical development of first-in-class dual CCR2/CCR5 inhibitor cenicriviroc (CVC), which is being evaluated in the Phase 2b CENTAUR clinical trial for the treatment of patients with non-alcoholic steatohepatitis (NASH) and liver fibrosis.

In connection with the merger, Regado changed its name to Tobira Therapeutics, Inc. and effected a nine for one reverse stock split. The combined company will commence trading as of tomorrow, May 5, 2015 on The NASDAQ Global Market under the symbol “TBRA.”

“The completion of the merger marks a significant milestone for Tobira as we debut on the public markets backed by an attractive group of highly regarded investors who support our pursuit to develop cenicriviroc as a platform for unserved indications in liver and immuno-inflammatory diseases,” said Laurent Fischer, M.D., Chief Executive Officer of Tobira. “Our lead development program of CVC in NASH is fully funded into the second half of 2017, more than one year past the expected primary endpoint in the second quarter of 2016. The upsized financing will enable us to accelerate that program with the ORION study in NAFLD, conduct studies looking at CVC in combination with other therapies for NASH, and potentially start development of CVC in a third indication in 2016.”

The holders of shares of Tobira common stock outstanding immediately prior to the merger received 1.4302 shares of Regado common stock in exchange for each share of Tobira common stock in the merger. All Regado shares will be subject to the nine for one reverse stock split. No fractional shares are being issued in connection with the reverse stock split. Instead, cash will be issued in lieu of fractions of shares.

Following the financing, the reverse stock split and the merger, the combined company has approximately 17.4 million shares outstanding.

The combined company will operate under the leadership of Tobira’s CEO, Dr. Fischer. The board of directors of the combined company is comprised of nine representatives: Dennis Podlesak, chairman, Dr. Fischer, Carol Brosgart, M.D., Jeffrey Cooper, Andrew Fromkin, Patrick Heron, Pierre Legault, Gwen Melincoff, and Eckard Weber, M.D., the founder of Tobira. The corporate headquarters is located in South San Francisco, California.

About Cenicriviroc (CVC) and Non-alcoholic Steatohepatitis (NASH)

CVC is an oral, once-daily, potent immunomodulator that blocks two chemokine receptors, CCR2 and CCR5, which are intricately involved in the inflammatory and fibrogenic pathways in NASH that cause liver damage and often lead to cirrhosis, liver cancer or liver failure. This mechanism differs from metabolic targets related to the pathogenesis of disease. Tobira believes this novel approach will establish CVC as both a single-agent and as a cornerstone treatment in multi-therapy regimens for NASH, for which there is currently no approved drug.

CVC is currently being evaluated in Tobira’s Phase 2b CENTAUR study (identifier NCT02217475) and the company expects to reach the study’s primary endpoint in the second quarter of 2016. CENTAUR is comparing CVC to placebo in approximately 250 patients with NASH and liver fibrosis, and the study includes endpoints identified as suitable for registrational studies in the findings of a recent FDA-AASLD workshop. To date, over 600 subjects have been dosed with CVC in Phase 1 and Phase 2b clinical studies, including 115 HIV-1 infected subjects on treatment for up to 48 weeks. CVC has been granted Fast Track status in patients with NASH and liver fibrosis, the patient population at highest risk of progression to cirrhosis.

NASH is an emerging health crisis impacting 3% to 5% of the U.S. population and 2% to 4% globally. It is the fastest growing cause of liver cancer and liver transplant in the U.S. due to the rise in obesity. Additionally, this population is estimated to be three to five times larger than the size of the population with hepatitis C in the U.S.

Conference Call

Tobira will host a conference call on Thursday, May 7, beginning at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the financing and merger. Participants can access the call by dialing 855-638-8858 (United States) or 707-294-1299 (international). The conference call will also be available via a live webcast on the investor relations section of Tobira’s website at http://www.tobiratherapeutics.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company’s website for three months.

About Tobira Therapeutics

Tobira is a clinical-stage biopharmaceutical company focused on the development and commercialization of therapies to treat liver disease, inflammation, fibrosis and HIV. The company’s lead product candidate, cenicriviroc (CVC), is a first-in-class immunomodulator and dual inhibitor of CCR2 and CCR5 being evaluated for the treatment of non-alcoholic steatohepatitis (NASH) and HIV. Tobira is actively enrolling patients in a Phase 2b clinical trial called CENTAUR to evaluate CVC in patients with NASH and liver fibrosis. For additional information on the CENTAUR study, please visit clinicaltrials.gov using the identifier NCT02217475 or www.centaurstudy.com. Learn more about Tobira at www.tobiratherapeutics.com.

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties of the Company include, but are not limited to: liquidity and trading market for shares following the merger and financing; risks inherent in drug development in general; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers. Many of these factors that will determine actual results are beyond the Company’s ability to control or predict.

Other risks and uncertainties are more fully described in periodic filings with the Securities and Exchange Commission (the “SEC”), including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, and in other filings that we make. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Tobira Contacts:

Chris Peetz

Chief Financial Officer

Tobira Therapeutics

(650) 351-5018

cpeetz@tobiratherapeutics.com

Mark Corbae

Canale Communications

(619) 849-5375

mark@canalecomm.com